Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Accompany Shares of Common Stock of

CHARTER FINANCIAL CORPORATION

Tendered Pursuant to the Offer to Purchase dated November 21, 2006

THE OFFER, THE PRORATION PERIOD AND YOUR RIGHT TO WITHDRAW YOUR SHARES

EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 3, 2007,

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

The Depositary for the Offer is:

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DESCRIPTION OF SHARES TENDERED
Names(s) and Address(es) of Registered Holder(s) (Please Fill in Exactly As Name(s) Appear(s) on Certificate(s))	Shares Tendered (Attach Additional Signed List if Necessary)
	Certificate Number(s)(1)	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered(2)

Total Shares:

(1)    Need not be completed by stockholders who tender shares by book-entry transfer.

(2)    Unless otherwise indicated, it will be assumed that all shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

YOU SHOULD READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY BEFORE YOU COMPLETE IT. YOU SHOULD ALSO READ THE OFFER TO PURCHASE.

You Should Complete this Letter of Transmittal Only if:

•	With this Letter of Transmittal, you are including certificates representing shares that you are tendering; or

•	You are concurrently tendering shares by book-entry transfer to the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to Section 7 of the Offer to Purchase and you are not using an agent’s message (as defined in Instruction 2).

This Letter of Transmittal may not be used for shares held in the CharterBank 401(k) Plan or the Employee Stock Ownership Plan of Charter Financial Corporation. If you are a participant in one of these plans and want to tender some or all of the shares allocated to your plan account, you must follow the instructions in the “Letter to Participants in the CharterBank 401(k) Plan With Investments in Shares of Charter Financial Corporation Common Stock” or the “Letter to Participants in the Employee Stock Ownership Plan of Charter Financial Corporation” and related materials sent separately. However, if you also own shares apart from these plans, and you want to tender some or all of them, you must also submit this Letter of Transmittal to tender the non-plan shares. See Instructions 16 and 17.

FOR THIS LETTER OF TRANSMITTAL TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT THE ABOVE ADDRESS BEFORE OUR OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS). DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ONE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SHOWN ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

DELIVERIES TO US, THE INFORMATION AGENT OR THE BOOK-ENTRY TRANSFER FACILITY WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

ADDITIONAL INFORMATION REGARDING TENDERED SHARES

☐	Check here if any certificate evidencing the shares you are tendering with this Letter of Transmittal has been lost, stolen, destroyed or mutilated. If so, you must complete an affidavit of loss and return it with your Letter of Transmittal. A bond will be required to be posted by you to secure against the risk that the certificates may be recirculated. Please call the Information Agent at (800) 937-5449 to obtain an affidavit of loss and for further instructions. See Instruction 15.

☐	Check here if tendered shares are being delivered by book-entry transfer to the Depositary’s account at the Book-Entry Transfer Facility and complete the following (only financial institutions that are participants in the system of the Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name of Tendering Institution

Account Number

Transaction Code Number

NOTE: SIGNATURES MUST BE PROVIDED IN THE BOX BELOW LABELED

“STOCKHOLDER(S) SIGN HERE” ON PAGE 9 OF THIS DOCUMENT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

To American Stock Transfer and Trust Company:

The undersigned hereby tenders to Charter Financial Corporation, a federal corporation (“Charter Financial”), the above-described shares of Charter Financial’s common stock, par value $0.01 per share, at the price per share indicated in this Letter of Transmittal in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 21, 2006, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the “offer.”

Subject to and effective upon acceptance for payment of the shares tendered hereby in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of the extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Charter Financial all right, title and interest in and to all shares tendered hereby and orders the registration of all shares tendered by book-entry transfer that are purchased pursuant to the offer to, or upon the order of, Charter Financial and hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares (with full knowledge that the Depositary also acts as the agent of Charter Financial), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver certificate(s) representing the shares or transfer ownership of the shares on the account books maintained by the Book-Entry Transfer Facility, together, in either case, with all accompanying evidences of transfer and authenticity, to, or upon the order of, Charter Financial upon receipt by the Depositary, as the undersigned’s agent, of the purchase price with respect to such shares;

(b) present certificates for the shares for cancellation and transfer on Charter Financial’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of the shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the offer.

The undersigned hereby covenants, represents and warrants to Charter Financial that:

(a) the undersigned has full power and authority to tender, sell, assign and transfer the shares tendered hereby and, when and to the extent accepted for payment, Charter Financial will acquire good, marketable and unencumbered title to the tendered shares, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer of the shares, and not subject to any adverse claims;

(b) the undersigned understands that tenders of shares pursuant to any one of the procedures described in Section 7 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms and conditions of the offer, including the undersigned’s representation and warranty that (i) the undersigned has a “net long position,” within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, in the shares or equivalent securities at least equal to the shares being tendered and (ii) the tender of shares complies with Rule 14e-4; and

(c) the undersigned will, upon request, execute and deliver any additional documents the Depositary or Charter Financial deems necessary or appropriate to complete the sale, assignment and transfer of the shares tendered hereby.

The undersigned understands that Charter Financial’s acceptance for payment of shares tendered pursuant to any one of the procedures described in Section 7 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Charter Financial upon the terms and subject to the conditions of the offer. The undersigned acknowledges that under no circumstances will Charter Financial pay interest on the purchase price, including, without limitation, by reason of any delay in making payment.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificate(s) evidencing shares tendered hereby. The certificate numbers, the number of shares evidenced by such certificates, the number of shares that the undersigned wishes to tender and the price at which the shares are being tendered should be set forth in the appropriate boxes above and below.

The undersigned understands that under the “modified Dutch auction” procedure, Charter Financial will determine a single per share price (not greater than $52.00 nor less than $43.00 per share) that it will pay for shares properly tendered and not properly withdrawn, taking into account the number of shares tendered and the prices specified by tendering stockholders. The undersigned understands that Charter Financial will select the lowest purchase price that will enable it to buy 1,000,000 shares. If the number of shares tendered is less than 1,000,000, Charter Financial will purchase all of the shares tendered. All shares acquired in the offer will be acquired at the same purchase price. The undersigned understands that all shares properly tendered at prices equal to or below the purchase price and not properly withdrawn will be purchased at the selected purchase price in cash, without interest, upon the terms and subject to the conditions of the offer, including the proration and small lot provisions described in the Offer to Purchase. Charter Financial reserves the right, in its sole discretion, to increase the number of shares it will purchase by an amount that does not exceed 2% of its outstanding shares. Shares tendered at prices in excess of the selected purchase price and shares not purchased because of proration will be returned without expense to the stockholder. Charter Financial will purchase all of the shares properly tendered by a holder who owns beneficially or of record fewer than 100 shares, if the holder tenders all of the shares at or below the purchase price before the offer expires and completes the section entitled “Small Lots” in this Letter of Transmittal.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Charter Financial (1) may terminate or amend the offer; (2) may postpone the acceptance for payment of, or the payment for, shares tendered; (3) may not be required to purchase any of the shares tendered; or (4) may accept for payment fewer than all of the shares tendered. The undersigned understands that certificate(s) for any shares not tendered or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below. The undersigned acknowledges that Charter Financial has no obligation, pursuant to the “Special Payment Instructions” box, to transfer any certificate for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if Charter Financial does not purchase any of the shares represented by such certificate or tendered by such book-entry transfer.

The check for the aggregate purchase price for the shares tendered and purchased will be issued to the order of the undersigned and mailed to the address indicated above, unless otherwise indicated in the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” below.

All authority conferred or agreed to be conferred by this Letter of Transmittal will survive the death or incapacity of the undersigned, and any obligation of the undersigned will be binding on the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as expressly stated in the Offer to Purchase, this tender is irrevocable.

PRICE PER SHARE AT WHICH YOU ARE TENDERING

(See Instruction 5)

Shares Tendered at a Price Determined by You:

By checking one of the following boxes below instead of the box under “Shares Tendered at a Price Determined Pursuant to the Offer,” you are tendering shares at the price checked. This action would result in none of your shares being purchased if the purchase price selected by Charter Financial for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender such portion of your shares. The same shares cannot be tendered at more than one price.

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED (UNLESS YOU CHECK THE BOX UNDER “SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER” BELOW) YOUR SHARES WILL NOT BE PROPERLY TENDERED.

☐	$43.00	☐	$43.25	☐	$43.50	☐	$43.75
☐	$44.00	☐	$44.25	☐	$44.50	☐	$44.75
☐	$45.00	☐	$45.25	☐	$45.50	☐	$45.75
☐	$46.00	☐	$46.25	☐	$46.50	☐	$46.75
☐	$47.00	☐	$47.25	☐	$47.50	☐	$47.75
☐	$48.00	☐	$48.25	☐	$48.50	☐	$48.75
☐	$49.00	☐	$49.25	☐	$49.50	☐	$49.75
☐	$50.00	☐	$50.25	☐	$50.50	☐	$50.75
☐	$51.00	☐	$51.25	☐	$51.50	☐	$51.75
☐	$52.00

OR

Shares Tendered at a Price Determined Pursuant to the Offer:

☐        By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price selected by Charter Financial in accordance with the terms of the offer. This action will maximize the chance of having Charter Financial purchase your shares (subject to the possibility of proration). Note that this could result in your receiving a price per share as low as $43.00. Note that the selection of this choice could also increase the probability that a lower clearing price will be reached because this choice accelerates the rate at which the clearing price is selected.

SMALL LOTS

(See Instruction 10)

Complete this section ONLY if you own, or are tendering on behalf of a person who owns, beneficially or of record, an aggregate of fewer than 100 shares (not including shares held in the CharterBank 401(k) Plan or the Employee Stock
Ownership Plan of Charter Financial Corporation) and you are tendering all of such shares.

On the date hereof, the undersigned either (check one box):

☐        is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of such shares; or

☐        is a broker, dealer, commercial bank, trust company or other nominee that:

(a)    is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder; and

(b)    believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐        at the price per share indicated above under “Price Per Share at Which You are Tendering” in this Letter of
Transmittal; or

☐        at the purchase price, as the same shall be determined by Charter Financial in accordance with the terms of the offer (if you check this box, you do not need to indicate the price per share above).

ORDER IN EVENT OF PRORATION

(See Instruction 8)

Indicate in this box the order (by certificate number) in which you wish to tender your shares in the event of proration (attach additional signed list if necessary). Completion of this section is optional. If you do not designate an order, in the event less than all shares tendered are purchased due to prorations, shares will be selected for purchase by the Depositary.

1st:                         2nd:                          3rd:                          4th:                          5th:                          6th:

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 6, 7 and 9)

Complete this box ONLY if (a) you want certificate(s) for shares not tendered or not purchased and/or any check for the purchase price of shares purchased to be issued in the name of someone other than you, or (b) you want shares tendered hereby and delivered by book-entry transfer which are not purchased to be credited to an account at the Book-Entry Transfer Facility other than the one designated earlier.

a.

Issue    ☐  Check

             ☐  Certificates to:

Name

(Please Print)

Address

(Include Zip Code)

(Tax Identification or Social Security Number)

b.

☐          Credit shares delivered by book-entry transfer and not purchased to the account set forth below:

Account No:.

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 6 and 9)

Complete this box ONLY if you want certificate(s) for shares not tendered or not purchased and/or any check for the purchase price of shares purchased, where such shares and check are to be issued in your name, to be mailed or sent to someone other than you or to you at an address other than the one shown above.

Mail     ☐  Check

              ☐  Certificates to:

Name

(Please Print)

Address

(Include Zip Code)

(Tax Identification or Social Security Number)

We have no obligation pursuant to the “Special Payment Instructions” to transfer any certificates for shares from the name of its registered holder(s), or to order the registration or transfer of any shares tendered by book-entry transfer, if we do not purchase any of the shares represented by such certificates or tendered by such book-entry transfer.

STOCKHOLDER(S) SIGN HERE

(See Instructions 1 and 6)

(Please Complete and Return the Substitute Form W-9 included in this Letter of Transmittal)

This Letter of Transmittal must be signed by the registered holder(s) or the person(s) authorized to become the registered holder(s) by certificates and documents transmitted with this Letter of Transmittal exactly as the name(s) appear(s) on the certificate(s) for shares or on a security position listing or on the documents so authorizing such person(s), as applicable. If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity is signing this document, please set forth the full title. See Instruction 6.

(Signature(s) of Owner(s))

Name(s):

(Please Print)

Dated:                 , 2006

Capacity (full title):

Address:

(Including Zip Code)

Daytime Area Code and Telephone Number:

Tax Identification or Social Security Number

GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 6) Authorized Signature: Name(s): (Please Print) Title: Name of Firm: Address: (Including Zip Code) Area Code and Telephone Number: Dated: , 2006

INSTRUCTIONS TO THE LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Guarantee of Signatures.    Depending on how the certificates for your shares are registered and to whom you want payments or deliveries made, you may need to have the signatures on this Letter of Transmittal guaranteed by an eligible guarantor institution. No signature guarantee is required if either:

•	this Letter of Transmittal is signed by the registered holder(s) of the shares tendered (which, for these purposes, includes any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the shares) exactly as the name(s) of the registered holder(s) appears on the certificate(s) for the shares and payment and delivery are to be made directly to such registered holder(s), unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above; or

•	the shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each such entity being referred to herein as an “Eligible Institution”).

In all other cases, including if you have completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 6.

2.    Delivery of Letter of Transmittal and Certificates.    For your shares to be properly tendered, the Depositary must receive all of the following at its address specified above in this Letter of Transmittal on or before the expiration date of the offer:

•	either (a) the certificates for the shares or (b) a confirmation of receipt of the shares pursuant to the procedure for book-entry transfer described in this Instruction 2, and

•	either (a) a properly completed and executed Letter of Transmittal or a manually executed facsimile of it, including any required signature guarantees, or (b) an “agent’s message” of the type described in this Instruction 2, in the case of a book-entry transfer, and

•	any other documents required by this Letter of Transmittal.

Book-Entry Delivery.    Any institution that is a participant in the Book-Entry Transfer Facility’s system may make book-entry delivery of the shares by causing the Book-Entry Transfer Facility to transfer shares into the Depositary’s account in accordance with the Book-Entry Transfer Facility’s procedures for transfer. Delivery of this Letter of Transmittal or any other required documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

Agent’s Message.    The term “agent’s message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from such participant in the Book-Entry Transfer Facility tendering the shares that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that we may enforce the agreement against such participant.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR ELECTION AND RISK. IF DELIVERY IS BY MAIL, WE RECOMMEND YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY.

We will not accept any alternative, conditional or contingent tenders, nor will we purchase any fractional shares, except as expressly provided in the Offer to Purchase. All tendering stockholders, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender.

3.    Inadequate Space.    If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.    Partial Tenders and Unpurchased Shares.    (This paragraph does not apply to stockholders who tender by book-entry transfer.) If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In that case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate will be issued and sent to the registered holder(s), unless otherwise specified in either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, as soon as practicable after the expiration or termination of the offer. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered.

If any tendered shares are not purchased or are properly withdrawn, or if less than all shares evidenced by a stockholder’s certificates are tendered, certificates for unpurchased shares will be returned as soon as practicable after the expiration or termination of the offer or the proper withdrawal of the shares, as applicable. In the case of shares tendered by book-entry transfer at the Book-Entry Transfer Facility, the shares will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares will be returned or credited without expense to the stockholder.

5.    Indication of Price at Which Shares are Being Tendered.    If you want to tender your shares, you must properly complete the pricing section of this Letter of Transmittal, which is under the heading “Price Per Share at Which You are Tendering,” by doing either of the following:

(i)  checking only ONE of the boxes under the heading “Shares Tendered at a Price Determined by You,” provided that small lot holders may check the box above in the section entitled “Small Lots” indicating that such holder is tendering all of such holder’s shares at the purchase price. See Instruction 10. Only one price box may be selected. If more than one price box is checked or no price box is checked (unless the box specified immediately below is checked), your shares will not be considered properly tendered.

OR

(ii)  checking the box under the heading “Shares Tendered at a Price Determined Pursuant to the Offer.”

If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you want to tender shares. However, the same shares cannot be tendered at more than one price, unless previously properly withdrawn as provided in Section 8 of the Offer to Purchase.

6.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.

Exact Signature.    If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

Joint Holders.    If the shares tendered are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

Different Names on Certificates.    If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or manually signed facsimiles) as there are different registrations of certificates.

Endorsements.    When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsements of certificate(s) representing such shares or separate stock powers are required. If, however, payment is to be made or the certificates for shares not tendered or not purchased are to be issued to a person other than the registered holder(s), signature(s) on such certificate(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if payment is to be made or certificates for shares not tendered or not purchased are to be issued to a person other than the registered holder(s), the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

Signatures of Fiduciaries.    If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to us of his or her authority to so act.

7.    Stock Transfer Taxes.    Except as provided in this Instruction 7, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. We will pay or cause to be paid any stock transfer taxes payable on the transfer to us of shares purchased pursuant to the offer. If, however,

(a)	payment of the purchase price is to be made to any person other than the registered holder(s);

(b)	shares not tendered or not accepted for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s); or

(c)	certificates representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal,

then the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), other person(s) or otherwise) payable on account of the transfer to that person, unless satisfactory evidence of the payment of such taxes or any exemption therefrom is submitted.

8.    Order of Purchase in Event of Proration.    As described in Section 6 of the Offer to Purchase, stockholders may designate the order in which they wish to have their shares purchased if, as a result of the proration provisions or otherwise, some but not all of the tendered shares are purchased in the offer. The order of purchase may have an effect on the federal income tax treatment of the purchase price for the shares purchased. See Sections 7 and 17 of the Offer to Purchase.

9.    Special Payment and Delivery Instructions.    If certificate(s) for shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if the certificate(s) and/or check(s) are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Payment Instructions” and/or the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instructions 1 and 6. Stockholders tendering shares by book-entry transfer may request that shares not accepted for payment be credited to an account maintained at the Book-Entry Transfer Facility as may be designated by the stockholder in the box entitled “Special Payment Instructions.” If no instructions are given, any shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above as the account from which the shares were delivered.

10.    Small Lots.    As described in Section 6 of the Offer to Purchase, if Charter Financial is to purchase fewer than all shares properly tendered and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 shares (not including shares held in the CharterBank 401(k) Plan or the Employee Stock Ownership Plan of Charter Financial Corporation) and who tenders all of such stockholder’s shares at or below the purchase price. Partial tenders of shares will not qualify for this preference. This preference will not be available unless the section entitled “Small Lots” in this Letter of Transmittal is completed.

11.    Irregularities.    All questions as to the number of shares to be accepted, the price to be paid therefor and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares will be determined by us in our sole discretion. Our determination will be final and binding on all parties. We reserve the absolute right to reject any or all tenders of any shares that we determine are not in proper form or the acceptance of or payment for which we determine may be unlawful. We also reserve the absolute right to waive any of the conditions of the offer or any defect or irregularity in the tender of any particular shares or with respect to any particular stockholder. Our interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No tender of shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by us. Unless waived, any defects and irregularities in connection with tenders must be cured within the time period, if any, we determine. None of the Depositary, the Dealer Manager and Information Agent, Charter Financial or any other person will be under any duty to give notice of any defects or irregularities in any tender, or incur any liability for failure to give any such notice.

12.    Questions and Requests for Assistance and Additional Copies.    You may contact the Depositary for questions regarding the procedures for tendering your shares, including how to complete the forms or for additional copies of the Offer to Purchase or this Letter of Transmittal at the telephone numbers set forth on the back cover of the Offer to Purchase. You may also contact the Dealer Manager and Information Agent for more information about Charter Financial or the offer at the telephone numbers and address set forth on the back cover of the Offer to Purchase and set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the offer. To confirm delivery of your shares, you should contact the Depositary.

13.    Substitute Form W-9 and Form W-8.    Federal income tax law generally requires that a stockholder whose tendered shares are accepted for purchase, or such stockholder’s assignee (in either case, the “Payee”), provide the Depositary with such Payee’s correct Taxpayer Identification Number (“TIN”), which, in the case of a Payee who is an individual, is such Payee’s social security number. If the Depositary is not provided the correct TIN or an adequate basis for an exemption, such Payee may be subject to penalties imposed by the Internal Revenue Service (“IRS”) and backup withholding in an amount equal to 28% of the gross payments payable to such Payee pursuant to the offer.

To prevent backup withholding, each Payee must provide such Payee’s correct TIN by completing the Substitute Form W-9 included in this Letter of Transmittal, certifying that the TIN provided is correct (or that such Payee is awaiting a TIN) and that (i) the Payee is exempt from backup withholding, (ii) the Payee has not been notified by the IRS that such Payee is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified the Payee that such Payee is no longer subject to backup withholding.

If the Payee does not have a TIN, such Payee should (x) consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for instructions on applying for a TIN, (y) write “Applied For” in the space provided in Part 1 of the Substitute Form W-9 and (z) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth herein. Note that writing “Applied For” on the Substitute Form W-9 means that the Payee has already applied for a TIN or that such Payee intends to apply for one in the near future. If shares are held in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for information on which TIN to report. Exempt Payees (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Payee should write “Exempt” in Part 2 of the Substitute Form W-9. See the enclosed Guidelines for additional instructions. In order for a non-resident alien or foreign entity to qualify as exempt, such person must submit a completed IRS Form W-8 Certificate of Foreign Status or Substitute Form W-8, signed under penalty of perjury, attesting to such status. Such form may be obtained from the Depositary.

14.    Withholding on Foreign Stockholders.    Even if a foreign stockholder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes equal to 30% of the gross payments payable to a foreign stockholder or his or her agent unless the Depositary determines that an exemption from or a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business in the United States. For this purpose, a foreign stockholder is a stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state or any political subdivision thereof, (iii) any estate, the income of which is subject to United States federal income taxation regardless of the source of such income or (iv) a trust, if the administration of the trust is subject to the primary supervision of a United States court and one or more United States persons has the authority to control all substantial decisions of the trust, or if the trust has a valid election in effect to be treated as a United States person. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a foreign stockholder must deliver to the Depositary before payment is made for shares tendered a properly completed and executed IRS Form W-8BEN with respect to that foreign stockholder and, in the case of a foreign stockholder that is neither an individual nor a corporation, that foreign stockholder may be required to deliver both an IRS Form W-8IMY and an appropriate IRS Form W-8 or W-9 with respect to partners, members, beneficiaries or owners (and their beneficial owners) of that foreign stockholder. In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the Depositary before payment is made for shares tendered a properly completed and executed IRS Form W-8ECI. We and the Depositary will determine a stockholder’s status as a foreign stockholder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8IMY, IRS Form W-8BEN or IRS Form W-8ECI) unless facts and circumstances indicate that reliance thereon is not warranted. A foreign stockholder may be eligible to obtain a refund of all or a portion of any tax withheld if that stockholder meets the “complete redemption,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 17 of the Offer to Purchase or is otherwise able to establish that no tax or a reduced amount of tax is due. Backup withholding generally will not apply to amounts subject to the 30% or treaty-reduced rate of withholding. Foreign stockholders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

15.    Lost, Stolen, Destroyed or Mutilated Certificates.    If any certificate for all or part of your shares has been lost, stolen, misplaced or destroyed, you should contact the Depositary at (800) 937-5449 (toll free) for instructions as to obtaining an affidavit of loss. The affidavit of loss will then be required to be submitted with this Letter of Transmittal in order to receive payment for shares that are tendered and accepted for payment. A bond will be required to be posted by you to secure against the risk that the certificates may be subsequently recirculated. You are urged to contact the Information Agent immediately in order to receive further instructions and to permit timely processing of this documentation.

16.    401(k) Plan.    Participants in the CharterBank 401(k) Plan (the “401(k) Plan”) may not use this Letter of Transmittal to direct the tender of shares allocated to their 401(k) Plan account, but must comply with the instructions found in the “Letter to Participants in the CharterBank 401(k) Plan With Investments in Shares of

Charter Financial Corporation Common Stock” sent separately to them. Participants in the 401(k) Plan are urged to carefully read this letter and related materials sent to them. Participants in the 401(k) Plan who would like to tender shares held outside of their 401(k) Plan must use this Letter of Transmittal to tender those shares.

17.    Employee Stock Ownership Plan.    Participants in the Employee Stock Ownership Plan of Charter Financial Corporation (the “ESOP”) may not use this Letter of Transmittal to direct the tender of shares allocated to their ESOP account, but must comply with the instructions found in the “Letter to Participants in the Employee Stock Ownership Plan of Charter Financial Corporation” sent separately to them. Participants in the ESOP are urged to carefully read this letter and related materials sent to them. Participants in the ESOP who would like to tender shares held outside of their ESOP must use this Letter of Transmittal to tender those shares.

IMPORTANT: This Letter of Transmittal or a manually signed copy of it, together with certificate(s) for shares or confirmation of book-entry transfer and all other required documents, must be received by the Depositary on or before the expiration date of the offer.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification	NAME/ADDRESS:
BUSINESS NAME (IF DIFFERENT FROM ABOVE NAME):
	Part 1(a)—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	TIN (Social Security Number or Employer Identification Number)
Part 1(b)—PLEASE CHECK THE BOX AT RIGHT IF YOU HAVE APPLIED FOR AND ARE AWAITING RECEIPT OF YOUR TIN OR INTEND TO APPLY FOR A TIN IN THE NEAR FUTURE ☐
Part 2—FOR U.S. PAYEES EXEMPT FROM BACKUP WITHHOLDING, PLEASE WRITE “EXEMPT” HERE (SEE INSTRUCTIONS)

Part 3—CERTIFICATION—UNDER PENALTIES OF PERJURY, I CERTIFY THAT (X) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TIN (OR I AM WAITING FOR A NUMBER TO BE ISSUED TO ME), (Y) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING, OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE “IRS”) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (Z) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

SIGNATURE                                                                             DATE                                      ,  2006

You must cross out Item (Y) of Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax return. If, however, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (Y) of Part 3. (Also, see Certification under Specific Instructions in the enclosed Guidelines.)

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU CHECKED THE BOX IN PART 1(B) OF THE SUBSTITUTE FORM W-9 INDICATING THAT YOU HAVE APPLIED FOR AND ARE AWAITING (OR SOON WILL APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and that I mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue
Service Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a taxpayer identification number to the payer, 28% of all payments made to me pursuant to the offer shall be retained until I provide a taxpayer identification number to the payer and that, if I do not provide a taxpayer identification number to the Depositary within 60 days, such retained amounts shall be remitted to the IRS as backup withholding and 28% of all reportable payments made to me thereafter will be withheld and remitted to the IRS until I provide a valid taxpayer identification number.

Signature	Name (Please Print)

, 2006 Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

This Letter of Transmittal and certificate(s) for shares and any other required documents should be sent or delivered by each tendering stockholder or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address set forth on the cover of this Letter of Transmittal. Facsimile copies of this Letter of Transmittal will be accepted only from Eligible Institutions.

The Depositary for the Offer is:

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Toll-free: (877) 248-6417

Local: (718) 921-8317

Questions about the offer or Charter Financial may be directed to Ryan Beck & Co., the Dealer Manager and Information Agent for the offer, at the address and phone number set forth below. Questions or requests for assistance regarding the procedures for tendering shares, including how to complete the enclosed forms or requests for additional copies of this document or the related Letter of Transmittal be directed to the Depositary at the telephone number and address set forth above. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the offer. To confirm delivery of shares, you should contact the Depositary.

The Dealer Manager and Information Agent for the Offer is:

Ryan Beck & Co.

18 Columbia Turnpike

Florham Park, New Jersey 07932

Please Call Toll Free: (866) 211-8719

November 21, 2006